Exhibit 10.4 Lease for Shanghai Intech Electro Mechanical Products LLC physical facility
Contract for House Leasing and Pre-Leasing in Shanghai
(Contract No__)
UNDER LEASING:
Parties of the Contract:
Lessor (Party A):
Lessee (Party B): Shanghai Intech Electro-Mechanical Products Co., Ltd.
UNDER PRE-LEASING
Pre-Lessor (Party A):
Pre-Lessee (Party B):
In accordance with the provisions of the Law of Contract of the People's Republic of China and the Rules on House Leasing in Shanghai (hereinafter referred to as "the Regulations"), Party A and Party B reach agreement on the leasing/pre-leasing by Party B of the commodity house from Party A and sign the contract on the basis of equality, volunteering, fairness and honesty. 1. Situation of the House for Leasing or Pre-Leasing
      1.1 The house to be leased by Party B from Party A is situated at Room 602 and 604, No. 12, Lane 1306, Jiangning road, Putuo district of Shanghai (hereinafter referred to as "the House"), with a actually measured building space of 463.61 square meters, for the purpose of office, in the form of office building and a structure of steel and concrete. For the details of the plane drawing of the house, see Appendix One of the contract. Party A has shown the following to Party B:
      1)      The Property Certificate No.:
      2)      Advanced Sales License No___
      1.2 As the owner of the house, Party A has established a leasing relation with Party B. Before signing the contract, Party A has informed Party B that the house has not been placed in pledge.
      1.3 The use scope of the public space of the house, conditions and requirement; the existing decoration, affiliated facilities, equipment conditions as well as the contents, standard of the decoration, additional facilities of Party B and other matters necessary for being agreed upon shall be specified in Appendix 2 and Appendix 3 of the contract respectively. Both parties agree that the Appendixes are the basis for the delivery of the house from Party A to Party B and for the return of the house from Party B to Party A upon the expiry of the contract. 2. Leasing Purpose
      2.1 Party B undertakes to Party A that the leased house is for the purpose of office and Party B shall abide by the state and municipal regulations on the house use and real estate management.
      2.2 Party B undertakes that Party B shall not change the above-mentioned purpose within the leasing term, unless the prior written approval is obtained from Party A and after being examined and approved by the authorities concerned in accordance with relevant regulations.
3.      Delivery Date and Leasing Term
      3.1 Both parties agree that Party A shall deliver the house to Party B before June 1, 2001 and the leasing term shall be from June 1, 2001 to May 31, 2004. The leasing term shall start from the date of signing the delivery letter and end on __/FONT>
      3.2 Upon the expiry of the leasing term, Party A shall be entitled to recover the house and Party B shall return the house in a timely manner. Should Party B need to renew the leasing, Party B shall submit the written requirement 2 months before the expiry of the leasing term and renew the contract after being approved by Party A.
4.      Rental, Payment and Term
      4.1 Both parties agree that the daily rental of each square meter of the building space is RMB1.60, with a monthly total of RMB22,253.30. Both parties shall calculate and finalize rental based on the building space actually measured in the delivery and use manual of the commodity house. The rental rate of the house shall remain to be unchanged in 3 years. From __, the parties may make adjustment to the rental rate through negotiations. Relevant matters of adjustment shall be agreed upon by both parties in the supplementary provisions.
      4.2 Party B shall pay the rental to Party A before the __date of each month. Should any delay of payment occur, Party B shall pay a penalty of .. % of the daily rental for each delayed day.
      4.3 Party B shall pay the rental in the following manner: Party B is to pay the rental every 2 months (i.e. to pay the rental of 2 months before the 5th date of the first month) and payment shall be effected before the use. Should any delay of payment occur, Party B shall pay a penalty of 0.04% of the delayed payment. 5. Deposit and Other Costs 5.1 Both parties agree that upon the delivery of the house by Party A, Party B shall pay a deposit to Party A thereon, which is the rental of one month, i.e. RMB22,253.30. After receiving the deposit, Party A shall issue the voucher to confirm the payment from Party
B. Upon the termination of the leasing, Party A shall deduct the costs due to be paid by Party B in accordance with provisions of the contract from the deposit and return the rest to Party B without any interest.
      5.2 During the leasing term, all the costs of water, electricity, gas, telecommunication etc. shall be borne by Party B and other costs shall be borne by Party A.
      5.3 Party B shall bear the above-mentioned costs, with the way, term and time of payment as follows. 1) Water: Charges to be collected at the prices of the running water company in accordance with the numbers shown on the meter of the user. 2) Electricity: Charges to be collected at the rate of RMB1.10/KWh as specified by the Yanxing Mansion Management Office of Shanghai Jinhui Real Estate Co., Ltd. The charges of each month shall be paid to Yanxing Mansion Management Office before the 5th date of the next month. 3) The charges of gas and telecommunication shall be directly paid by Party B to relevant gas company and telecommunication company.
6.      House-Use Requirement and Maintenance Responsibility
      6.1 Should Party B find that the house or its affiliated facilities are damaged during the term of leasing, Party B shall notify Party A to repair. Party A shall carry out repairing within 2 days after receiving the notice from Party B. Should Party A fail to carry out repairing within 2 days, Party B may carry out the repairing, with relevant costs being borne by Party A.
      6.2 Party B shall use and protect the house and its affiliated facilities in a reasonable manner. Party B shall be responsible for repairing the damages or problems which arise out of the reasons of inappropriate or unreasonable use. Should Party B refuse to repair, Party A may repair the damage or problem, with relevant costs being borne by Party B.
      6.3 During the term of leasing, Party A shall ensure that the house and its affiliated facilities are in usable and safe conditions. When the house needs to be inspected and maintained, Party A shall inform Party B two days in advance. During the inspection and maintenance, Party B shall supply assistance. Party A shall do its best to reduce the influence of the inspection and maintenance for Party B to use the house.
      6.4 Except Appendix Three of the contract, should Party B need to decorate or add the affiliated facilities or equipment, relevant written approval needs to be obtained from Party A in advance. Should the case need to be examined and approved by the authorities concerned, the case shall need to be submitted by Party B under the authorization of Party A to the authorities concerned for approval in advance. The ownership of the affiliated facilities and equipment added up by Party B shall be agreed upon by both parties in writing. 7. Conditions of the House When Being Returned
      7.1 Unless Party A agrees that Party B is to renew the leasing, Party B shall return the house within 2 days upon the expiry as specified in the contract. Should Party B delay in returning the house without being approved by Party A, Party B shall pay a fee of RMB3.20/square meter for each day delayed.
      7.2 The house returned by Party B shall be in normal conditions, which shall be inspected and confirmed by Party A when returning, and relevant costs shall be borne by each party in accordance with the agreement.
8.      Re-leasing, Assignment and Exchange
      8.1 Unless Party A agrees by the supplementary terms of the contract that Party B is allowed to re-lease the house, Party B shall not re-lease the house partially or wholly to any other third party within the term of leasing without being approved by Party A in writing. No re-leasing shall be transacted in the case of a same room.
      8.2 When Party B re-leases the house, relevant re-leasing contract with the lessee under the re-leasing shall be signed in writing in accordance with relevant regulations and relevant records shall be filed with the real estate trade center or farm of the district and county where the house is situated.
      8.3 Should Party B assign the house for others to rent, or exchange the house with the house of other lessee, relevant written approval shall need to be obtained from Party A in advance. After the assignment or exchange, the receiver of the leasing right of the house shall sign the alteration contract with Party A thereon, and continue to execute the contract.
      8.4 Should Party A need to sell the house within the term of leasing, Party A shall inform Party B 3 month in advance. Party B shall have the priority to purchase the house under the same conditions.
9.      Conditions for Cancellation of the Contract
      9.1 Should any of the following cases emerge, the contract shall be terminated and neither party shall be liable thereon:
      (1) The right to use the land within the scope of the house is withdrawn ahead of time in accordance with the provisions of laws;
      (2) The house is commandeered out of the reasons of the public benefit;
      (3) The house is put in the list of dismantling because of urban reconstruction in accordance with relevant laws;
      (4)       The house is destroyed or identified as a dangerous house;
      (5) The house is executed for pledge, which has been informed by Party A to Party B before leasing;
      (6)      ______________________________
      9.2 Both parties agree that in case one of the following cases emerges, either party may inform the other party to terminate the contract. The party in breach of the contract shall pay a penalty equivalent to 2 times of the monthly rental to the other party. Should losses have been made to the other party and should the deposit be not enough to cover the losses, the party in breach shall compensate the balance:
      (1) Should Party A fail to deliver the house after being urged by Party B within 30 days;
      (2) Should the house delivered by Party A be not in line with the agreement as specified in the contract, which leads to failure of the realization of the leasing aim; or should the house delivered by Party A be defective, endangering Party B;
      (3) Should Party B change the purpose of using the house without being approved by Party A in writing, which leads to damages to the house;
      (4) Should the body structure of the house be damaged out of the reasons of Party B;
      (5) Should Party B re-lease or assign the house or exchange the house with any third party without being approved by Party A;
      (6) Should Party B fail to pay the rental for an accumulated time of over 2 month;
      (7)      ___________________________________
10.      Responsibilities in Case of Breach
      10.1 Should the house be defective at the time of delivery, Party A shall repair within 15 days from the date of delivery. Should Party A fail to repair within 15 days, Party A agrees to reduce the rental and change relevant leasing terms.
      10.2 Should losses occur to Party B because Party A fails to inform Party B that the house has been pledged or the property right has been restricted, Party A shall be liable for the losses.
      10.3 Should Party A fail to implement its duties of maintenance and repairing in a timely manner during the term of leasing, which leads to the damage to the house or property losses or human injury of Party B, Party A shall be liable for relevant compensation.
      10.4 Should Party A cancel the contract and recover the house ahead of time during the term of leasing out of the reasons beyond the provisions of the contract, Party A shall pay a penalty equivalent to 2 times of the rental for the days of the recovery ahead of time. Should the deposit be not enough to offset the losses of Party B, Party A shall be liable for compensating the balance.
      10.5 Should Party B decorate the house or add the affiliated facilities without being approved by Party A in writing or exceeding the scope of the written approval of Party A, Party A may require Party B to recover the original status of the house and compensate for relevant losses.
      10.6 Should Party B cancel the contract ahead of time during the term of leasing, Party B shall pay a penalty equivalent to 2 times of the rental for the days of the recovery ahead of time. Should the breach penalty be not enough to offset the losses of Party A, Party A shall be entitled to deduct the amount from the deposit. Should the deposit be not enough to offset the losses of Party A, Party B shall be liable for compensating the balance.
11.      Miscellaneous
      11.1 Should Party A need to pledge the house during the term of leasing, Party A shall inform Party B the same in writing and undertakes to Party B that relevant parties shall ask for opinions of Party B on the purchase of the house 60 days before handling the house by way of agreement of discounting and selling after the pledge.
      11.2 The contract comes into effect after being signed by both parties. Within 15 days after the contract comes into effect, Party A shall be responsible for handling the filing with the real estate trade center or farm of the district and county where the house is situated and obtaining the filing certificate for house leasing. Should the contract need to be altered or terminated after the contract is filed, Party A shall be responsible for handling the formalities of alternation and termination with the original registration department within 15 days from the date of alteration and termination of the contract. Party A shall be liable for all legal disputes arising from the reasons that Party A fails to handle the registration and filing for the house leasing or for the alteration and termination.
      11.3 Both parties may sign the supplementary terms to the contract through negotiations for other relevant matters. The supplementary terms and appendix are the integral parts of the contract. The written and printed words filled in the blanks of the contract as well as the supplementary terms and appendix are equally authentic.
      11.4 Both parties clearly understand their respective rights, duties and obligations when signing this contract and are willing to strictly abide by the contract provisions. Should any party be in breach of the contract, the other party shall be entitled to lodge claims in accordance with provisions of the contract.
      11.5 Any disputes emerging between the parties during the term of the contract shall be settled through negotiations, failing which both parties agree to settle the disputes through the following approach:
      (1)      to be submitted for arbitration by Shanghai Arbitration
Commission;
      11.6 The contract and the appendixes are prepared in quadruplicate. Each party keeps one copy. The real estate trade center of Putuo District of Shanghai or farm keeps one copy and Yanxing Mansion Real Estate Management Office keeps one copy. All copies are equally authentic.



Lessor (Party A): Shanghai Jinghui Industrial RealEstate Development Company
By: /S/ WANG SHAO YUAN
Wang Shao Yuan, Legal Representative
Date: April 24, 2001



Lessee (Party B): Shanghai Intech Electro-MechanicalProducts Co., Ltd
By: /S/ JIMMY WANG
Jimmy Wang, Legal Representative
Date: April 24, 2001